Exhibit 5.2

November 14, 2022

Crown Holdings, Inc.

770 Township Line Road

Yardley, Pennsylvania 19067

Re:	REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as counsel to Crown Holdings, Inc., a Pennsylvania corporation (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to a registration statement on Form S-8 (the “Registration Statement”) with respect to the Prior Plan Shares (as defined below) authorized for issuance under the Company’s 2022 Stock-Based Incentive Compensation Plan (the “Plan”).

This opinion is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Prior Plan Shares.

On April 28, 2022, the shareholders of the Company approved the Plan. The total number of shares of the Company’s common stock, par value $5.00 per share, authorized for issuance under the Plan includes, in addition to 2,750,000 new shares (registered concurrently on a new registration statement on Form S-8): (i) 1,837,375 of the shares available for issuance but not issued or subject to outstanding awards under the Company’s 2013 Stock-Based Incentive Compensation Plan (the “Prior Plan”) as of November 14, 2022, and (ii) an aggregate of up to 670,104 shares subject to awards under the Prior Plan as of November 14, 2022 that subsequently cease to be subject to such awards, such as by expiration, cancellation or forfeiture of the awards (together, the “Prior Plan Shares”).

As the Company’s counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties to all documents. We have further assumed, without independent investigation or verification, the accuracy and completeness of all corporate records made available to us by the Company and that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the documents used by us to form the basis of our opinion expressed herein.

In rendering our opinion expressed herein, we have assumed that (i) prior to the issuance of any of the Prior Plan Shares under the Plan, there will exist under the Company’s Articles of Incorporation the requisite number of authorized but unissued shares of common stock; (ii) the resolutions authorizing the Company to issue the Prior Plan Shares under the Plan in accordance with the terms and conditions of the Plan will remain in effect and unchanged at all times during which the Prior Plan Shares are issued by the Company under the Plan; and (iii) the Registration Statement, and any amendments thereto (including this Post-Effective Amendment), at the time of issuance of the Prior Plan Shares under the Plan, will continue to be effective under the Securities Act.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, with respect to any Prior Plan Shares issued by the Company pursuant to the Plan, when the Prior Plan Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Plan, assuming in each case that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of such Prior Plan Shares will have been duly authorized by all necessary corporate action of the Company, and the Prior Plan Shares will be validly issued, fully paid and non-assessable.

This opinion has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind. The opinion expressed herein is based upon the law as in effect and the documentation and facts known to us on the date hereof. We have not undertaken to advise the Company or any other person of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We are members of the Bar of the Commonwealth of Pennsylvania and the foregoing opinion is limited to the Business Corporation Law of the Commonwealth of Pennsylvania.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP